UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
321 Farmington Rd., Mocksville, North Carolina (Address of Principal Executive Office)		27028 (Zip Code)
Registrant’s telephone number, including area code: (336) 940-3769

________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2025, the stockholders of 22nd Century Group, Inc. (the “Company”) approved the Amended and Restated 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance by five million (5,000,000). The Plan was filed as Appendix B to the Company’s definitive proxy statement filed June 10, 2025 and the terms thereof are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2025, the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from two hundred fifty million (250,000,000) to five hundred million (500,000,000), which Amendment was filed and effective with the Secretary of the State of Nevada on July 15, 2025. The Amendment was filed as Appendix A to the Company’s definitive proxy statement filed June 10, 2025 and the terms thereof are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A 2025 Annual Meeting of Stockholders of 22nd Century Group, Inc. was held on Tuesday, July 15, 2025. The matters voted upon and the results of the vote were as follows:

(1)	Proposal One: To elect two Class II directors, Lawrence Firestone and David Keys, to serve until the 2028 annual meeting of the stockholders and until their respective successors has been elected and qualified. In accordance with the voting results listed below, the nominees were elected to serve as director.

Nominee for Director	For	Withheld	Broker non-votes
Lawrence Firestone	3,206,689	4,498	1,448,453
David Keys	3,206,627	4,536	1,448,453

(2)	Proposal Two: To approve an advisory resolution approving executive compensation for fiscal year 2024. In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2024 has been approved.

For	Against	Abstain	Broker non-votes
3,185,962	91,842	2,162	1,448,453

(3)	Proposal Three: To approve an advisory resolution on the frequency of a vote on the Company’s executive compensation. In accordance with the voting results listed below, the frequency of a vote on the Company’s executive compensation has been approved for once three years.

1 Year	2 Years	3 Years	Abstain
1,571,158	21,441	1,657,382	29,985

(4)	Proposal Four: To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from two hundred fifty-million (250,000,000) shares to five hundred million (500,000,000). In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes
4,198,650	525,644	4,125	N/A

(5)	Proposal Five: To approve an amendment and restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan which shall increase the number of shares authorized for issuance by five million (5,000,000). In accordance with the voting results listed below, the amendment to the 2021 Omnibus Incentive Plan was approved.

For	Against	Abstain	Broker non-votes
3,138,997	137,241	3,728	1,448,453

(6)	Proposal Six: To approve an amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at a ratio between 1-for-2 and 1-for-100, to be determined at the discretion of the Board of Directors, for the purpose of complying with the Nasdaq Listing Rules, subject to the Board or Directors’ discretion to abandon such amendment. In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes
4,166,849	524,502	37,068	N/A

(7)	Proposal Seven To approve the issuance of shares of common stock upon exercise of the warrants dated October 24, 2024, as amended, in accordance with Nasdaq Listing Rules. In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes
3,166,722	108,927	4,317	1,448,453

(8)	Proposal Eight: To approve the issuance of shares of common stock upon exercise of the warrants dated May 1, 2025 in accordance with Nasdaq Listing Rules. In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes
3,165,036	110,787	4,143	1,448,453

(9)	Proposal Nine: To approve an amendment to the outstanding convertible Debentures pursuant to Rules 5635(b) and 5635(d) of the Nasdaq Stock Market. In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes
3,167,451	107,776	4,739	1,448,453

(10)	Proposal Ten: To ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accountants for 2025. In accordance with the voting results listed below, Freed Maxick CPAs, P.C. will serve as the independent registered certified public accountants for the year 2025.

For	Against	Abstain	Broker non-votes
4,503,256	215,711	9,452	N/A

Item 9.01(d) Financial Statements and Exhibits.

Exhibit

3.1	Form of Certificate of Amendment to Restated Articles of Incorporation (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed June 10, 2025)
10.1	Amended and Restated 2021 Omnibus Incentive Plan (incorporated by reference from Appendix B to the Company’s definitive proxy statement filed June 10, 2025)
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: July 15, 2025	Lawrence Firestone
Chief Executive Officer